Exhibit 10.1

AMENDMENT NO. 7 TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

Amendment No. 7 to Amended and Restated Loan and Security Agreement dated as of _______________, 2007, by and between ZONES, INC. (“Borrower”) and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION (formerly known as Transamerica Commercial Finance Corporation) (“Lender”).

PREAMBLE:

Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of April 11, 2003 by and among Lender, Borrower, and The Mac Zone, Inc. (“Borrower 3”) (Borrower and Borrower 3 are sometimes hereinafter individually referred to as an “Original Borrower” and collectively as the “Original Borrowers”) as amended from time to time (collectively, the “Loan Agreement”), Lender made certain financing available to Original Borrowers.  Borrower and Borrower 3 have merged with the surviving entity being Borrower (the “Borrower/Borrower 3 Merger”).  Borrower has requested Lender to modify certain terms and provisions of the Documents.  Lender has agreed to do so, upon the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises which are incorporated herein by this reference and constitute an integral part of this Amendment, the execution and delivery of this Amendment and the mutual covenants and agreements hereafter set forth, the parties hereto agree as follows:

1.    The parties acknowledge and agree that as a result of the Borrower/Borrower 3 Merger, (A) Borrower 3 shall no longer be deemed to be a “Borrower” under the Loan Agreement and Documents; and (B) all references to “any Borrower” or “Borrowers” in the Loan Agreement or the Documents (as defined in the Loan Agreement) shall only include, without limitation, the Borrower; and (C) all references to Borrower 3 in the Loan Agreement or the Documents are deleted in their entirety.

2.    The definition of “Maximum Credit Amount” located in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“‘Maximum Credit Amount’ shall mean $50,000,000.00.”

3.    Section 5.1(W) of the Loan Agreement entitled “Unsubordinated Debt to Tangible Net Worth Ratio” is hereby deleted in its entirety and replaced with the following:

“(W)  Unsubordinated Debt to Tangible Net Worth Ratio.  Commencing on September 30, 2007, and at all times thereafter, it shall not cause, suffer or permit the ratio of (i) Borrower’s total liabilities minus subordinated debt to (ii) Borrower’s Tangible Net Worth to be greater than 3.75 to 1.00, as measured at the end of each fiscal quarter.”

4.    Section 5.1(X) of the Loan Agreement entitled “Tangible Net Worth” is hereby deleted in its entirety and replaced with the following:

“(X)  Tangible Net Worth.  Commencing on September 30, 2007, and at all times thereafter, it shall not cause, suffer or permit Borrower’s Tangible Net Worth to be less than $30,000,000.00, as measured at the end of each fiscal quarter.”

5.    Section 5.1(Y) of the Loan Agreement entitled “Fixed Charge Coverage” is hereby deleted in its entirety.

6.    Section 5.1(Z) of the Loan Agreement entitled “Current Ratio” is hereby deleted in its entirety.

7.    All representations and warranties made to the Lender in the Documents are hereby restated to the Lender and all of such representations and warranties remain true and correct as of the date of this Amendment.

8.    All of the pledges, assignments, transfers, conveyances, mortgages and grants of security interest of any property given to Lender by Borrower pursuant to the Documents, including, but not limited to, pursuant to Article 3 of the Loan Agreement, have constituted and shall and hereinafter do continue to constitute pledges, assignments, transfers, conveyances, mortgages and grants of security interests of property to secure the Liabilities.

9.    Lender’s obligation to enter into this Amendment is subject to the fulfillment of each and every one of the following conditions prior to, or contemporaneously with the execution and delivery of this Amendment.

A.       All of the conditions precedent set forth in the Loan Agreement shall have been met; and

B.        Lender shall have received such instruments, agreements and documents in form and manner satisfactory to Lender and its counsel as Lender may reasonably request and where applicable, duly executed and recorded.

10.    All references to the Loan Agreement in any of the Documents shall mean the Loan Agreement, as amended by this Amendment and as may be further amended and/or restated from time to time.

11.    The Loan Agreement (as amended by this Amendment), together with the Documents, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supercede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Loan Agreement.  Except as specifically set forth in the Agreement, Lender makes no covenants to Borrower, including, but not limited to, any other commitments to provide any additional financing to Borrower.

12.    This Amendment may be executed in any number of counterparts, each of which counterpart, once they are executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one in the same amendment.

13.    Except as specifically amended and modified by this Amendment, (A) the Loan Agreement shall remain in full force and effect and is hereby restated and incorporated herein by this reference; and (B) all terms defined in the Loan Agreement shall have the same meanings herein as therein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	ZONES, INC.

By: /s/ RONALD MCFADDEN

Title: SVP & CFO

LENDER:	GE COMMERCIAL DISTRIBUTION FINANCECORPORATION

By: /s/ DAVID LYNCH

Title: VP - Operations